Universal Compression Holdings, Inc. 4444 Brittmoore Road Houston, Texas 77041 NYSE: UCO
Contact:
David Oatman
Vice President, Investor Relations
713-335-7460
FOR IMMEDIATE RELEASE
TUESDAY, MAY 29, 2007
Universal Compression Holdings to Present
at Deutsche Bank Energy & Utilities Conference
Houston, May 29, 2007 — Universal Compression Holdings, Inc. (NYSE: UCO) announced today that Stephen A. Snider, Chairman, President and Chief Executive Officer, and J. Michael Anderson, Senior Vice President and Chief Financial Officer, are scheduled to present at the Deutsche Bank Energy & Utilities Conference in Miami, Florida on Wednesday, May 30, 2007 at 7:30 a.m. Eastern Time (6:30 a.m. Central).
If you would like to listen to the presentation during the conference, please enter this URL:
http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=UCO&item_id=1558599 or log onto our website, www.universalcompression.com, and click “View UCO Investor Information.” Within 24 hours of the live presentation, the presentation will also be archived for replay on our website through Wednesday, June 13, 2007.
Universal Compression Holdings, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.
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